AMERICAN FINANCIAL GROUP, INC.

             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  The following is a list of subsidiaries of AFG at December 31, 1997. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                                          Percentage of
                                                            State of      Common Equity
Name of Company                                           Incorporation     Ownership
AFC Holding Company                                         Ohio               100
  American Financial Capital Trust I                        Delaware           100
  American Financial Corporation                            Ohio               100
    American Premier Underwriters, Inc.                     Pennsylvania       100
      Pennsylvania Company                                  Delaware           100
        Atlanta Casualty Company                            Illinois           100
        Infinity Insurance Company                          Indiana            100
          Leader National Insurance Company                 Ohio               100
        Republic Indemnity Company of America               California         100
        Windsor Insurance Company                           Indiana            100
    Great American Holding Corporation                      Ohio               100
      Great American Insurance Company                      Ohio               100
        American Annuity Group, Inc.                        Delaware            81
          AAG Holding Company, Inc.                         Ohio               100
            Great American Life Insurance Company           Ohio               100
              Loyal American Life Insurance Company         Alabama            100
              Prairie National Life Insurance Company       South Dakota       100
                American Memorial Life Insurance Company    South Dakota       100
            American Annuity Group Capital Trust I          Delaware           100
            American Annuity Group Capital Trust II         Delaware           100
            American Annuity Group Capital Trust III        Delaware           100
        American Empire Surplus Lines Insurance Company     Delaware           100
        American National Fire Insurance Company            New York           100
        Brothers Property Corporation                       Ohio                80
        Mid-Continent Casualty Company                      Oklahoma           100
        Stonewall Insurance Company                         Alabama            100
        Transport Insurance Company                         Ohio               100

   The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

   See Part I, Item 1 of this Report for a description of certain companies in which AFG owns a significant portion and accounts for under the equity method.






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